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                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration statement (Form S-8) pertaining to the 1995 Equity Incentive Plan of SciClone Pharmaceuticals, Inc., of our report dated January 16, 1998, except Note 10, as to which date is April 2, 1998, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc., included in its Annual Report on Form 10-K/A and on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

Palo Alto, California
August 21, 1998